SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              MANATRON, INC.
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           ____________________________________________________
 (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     5)   Total fee paid:
          _________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          _________________________________________________________________
     3)   Filing Party:
          _________________________________________________________________
     4)   Date Filed:
          _________________________________________________________________
































                              [MANATRON LOGO]



                           2970 South 9th Street
                         Kalamazoo, Michigan 49009





                              September 9, 1996

To Our Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of Manatron, Inc. The meeting will be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, on October 10, 1996, at 4 p.m., local time.

          On the following pages, you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement and enclosed form of proxy are being furnished to shareholders on or about September 9, 1996. A report on Manatron's activities and its outlook for the future will also be presented at the meeting.

          It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, we urge you to SIGN, DATE, AND RETURN AS SOON AS POSSIBLE the enclosed proxy card. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                   Respectfully,


                                   /S/ RANDALL L. PEAT

                                   Randall L. Peat
                                   Chairman of the Board of Directors




___________________________________________________________________________

     YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE MEETING,
        PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY.
___________________________________________________________________________



                              [MANATRON LOGO]



                           2970 South 9th Street
                         Kalamazoo, Michigan 49009





                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

          The Annual Meeting of Shareholders of Manatron, Inc., will be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, on October 10, 1996, at 4 p.m., local time, for the following purposes:

     1.   To elect three directors for three-year terms expiring in 1999.

     2. To transact any other business that may properly come before the meeting.

          Only shareholders of record as of the close of business on August 30, 1996, are entitled to notice of and to vote at the annual meeting.

          A copy of the Annual Report to Shareholders for the fiscal year ended April 30, 1996, is enclosed with this Notice. The following Proxy Statement and enclosed proxy are being furnished to shareholders on or about September 9, 1996.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /S/ JANE M. RIX

Kalamazoo, Michigan           Jane M. Rix
September 9, 1996             Secretary



___________________________________________________________________________

     YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE MEETING,
        PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY.
___________________________________________________________________________


                              MANATRON, INC.

                           2970 SOUTH 9TH STREET
                         KALAMAZOO, MICHIGAN 49009

                      ANNUAL MEETING OF SHAREHOLDERS

                             SEPTEMBER 9, 1996


                              PROXY STATEMENT


          This Proxy Statement and the enclosed proxy are being furnished to shareholders of common stock of Manatron, Inc. ("Manatron" or the "Company") on or about September 9, 1996, in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on October 10, 1996, at 4 p.m., local time, and at any adjournment of that meeting. The annual meeting will be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan.

          The purpose of the annual meeting is to consider and vote upon the election of three directors for three-year terms expiring in 1999. Proxies in the accompanying form, if properly executed, duly returned to the Company, and not revoked, will be voted at the annual meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of all nominees named in this Proxy Statement and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment of the meeting. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

          Any shareholder executing and returning the enclosed form of proxy may revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company at the address set forth above or by attending and voting at the annual meeting.

          The Company has no knowledge of any matter to be presented for consideration at the annual meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other matter should properly come before the meeting, the persons named in the proxy will have discretionary authority to vote in accordance with their judgment.





                           ELECTION OF DIRECTORS


          The Board of Directors proposes that the following three individuals be elected as directors for three-year terms expiring at the 1999 annual meeting:

                              Randall L. Peat
                             Paul R. Sylvester
                           Stephen C. Waterbury

          This Proxy Statement contains more information about the director nominees. All nominees are presently directors of the Company whose terms will expire at the 1996 annual meeting. Unless otherwise directed by a shareholder's proxy, the persons named as proxies intend to vote for the nominees identified above. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now anticipated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

          A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted on the election, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS


                             VOTING SECURITIES


          Holders of record of common stock at the close of business on August 30, 1996, are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment of the meeting. As of August 30, 1996, 2,864,994 shares of the Company's common stock, no par value ("Common Stock"), were issued and outstanding. Shareholders are entitled to one vote on each matter presented for shareholder action for each share of Common Stock registered in their names at the close of business on the record date. Shares cannot be voted unless the shareholder is present at the annual meeting or represented by proxy.


                                      -2-
                         OWNERSHIP OF COMMON STOCK


          The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as July 31, 1996:

                                       AMOUNT AND NATURE OF BENEFICIAL
                                        OWNERSHIP OF COMMON STOCK<F1>
                                      SOLE VOTING
                                          AND
     NAME AND ADDRESS OF               DISPOSITIVE         PERCENT OF
      BENEFICIAL OWNER                  POWER<F2>          CLASS<F3>
Randall L. Peat
47801 - 45th Street
Paw, Paw, Michigan 49079<F4>             550,435              17.00%

Allen F. Peat
3640 Bal Harbor Blvd., Apt 513
Punta Gorda, Florida 33950<F4>           510,174              15.76%

Richard J. Holloman
4204 Sterling Trace
Winterville, North Carolina 28590        207,919               6.42%

Douglas A. Peat
1084 Josiane
Kalamazoo, Michigan 49009                201,399               6.22%

_______________

<F1> Based on information provided by each person listed.

<F2> These numbers include shares subject to options that are exercisable within 60 days after July 31, 1996, granted under the Company's
     1986 Incentive Stock Option Plan, 1989 Stock Option Plan, and 1994 and 1995 Long-Term Incentive Plans.

<F3> These percentages represent the number of shares owned by each beneficial owner as of July 31, 1996, plus the shares allocated to a person's ESOP account, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each as of July 31, 1996, as a percentage of the total of all outstanding shares as of July 31, 1996, plus the total of all shares that may be acquired through the exercise of outstanding stock options within 60 days as of July 31, 1996.


                                      -3-
<F4> Messrs. Randall L. Peat and Allen F. Peat were parties to a
     Shareholder and Voting Trust Agreement entered into in 1986 pursuant to which Randall L. Peat deposited one-half of his shares with Allen F. Peat as trustee ("Trustee"). The term of the voting trust expired on July 13, 1996. During the term, the Trustee was granted the exclusive right to vote the deposited shares, which totaled
     233,350 shares, or approximately 8.14% of the issued and outstanding shares at July 31, 1996. The agreement also granted an option to the other party and to Manatron to purchase the shares if one of the parties died, became disabled, terminated employment with Manatron, or sought to dispose of his shares. The address of the voting trust was 2970 South 9th Street, Kalamazoo, Michigan 49009.

                    SECURITIES OWNERSHIP OF MANAGEMENT


          The following table sets forth the number of shares of Common Stock beneficially owned as of July 31, 1996, by each of Manatron's directors and nominees for director, each of the named executive officers, and all of Manatron's directors and officers as a group:

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                               OF COMMON STOCK<F1>
                                       SOLE VOTING
                                           AND
          NAME OF                      DISPOSITIVE              PERCENT OF
     BENEFICIAL OWNER                   POWER<F2>               CLASS<F3>
Randall L. Peat<F4><F5>                 550,435                   17.00%

Allen F. Peat<F4>                       510,174                   15.76%

Richard J. Holloman                     207,919                    6.42%

Douglas A. Peat                         201,399                    6.22%

Paul R. Sylvester<F5>                    65,498                    2.02%

Gene Bledsoe<F5>                         19,001                     <F*>

Jane M. Rix                               5,848                     <F*>

Melvin J. Trumble                        13,194                     <F*>




                                          -4-
Harry C. Vorys                           18,265                     <F*>

Stephen C. Waterbury                     16,222                     <F*>

All directors and executive
  officers as a group                 1,615,776                   49.91%
__________________

<F*> Less than 1%.

<F1> The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares held directly and shares subject to options which are exercisable within 60 days after July 31, 1996, that were awarded under the Company's 1986 Incentive Stock Option Plan, 1989 Stock Option Plan, and 1994 and 1995 Long-Term Incentive Plans. The number of shares subject to options which are exercisable within 60 days after July 31, 1996, for each listed person is as follows:

                   Randall L. Peat                    10,000
                   Allen F. Peat                      27,863
                   Richard J. Holloman                19,750
                   Douglas A. Peat                    22,076
                   Paul R. Sylvester                  30,000
                   Gene Bledsoe                        2,050
                   Jane M. Rix                         4,000
                   Melvin J. Trumble                  10,000
                   Harry C. Vorys                     10,041
                   Stephen C. Waterbury                4,254
                   All directors and executive       147,034
                    officers as a group

<F3> These percentages represent the number of shares owned by each beneficial owner as of July 31, 1996, plus the shares allocated to a person's ESOP account, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each as of July 31, 1996, as a percentage of the total of all outstanding shares as of July 31, 1996, plus the total of all shares that may be acquired through the exercise of outstanding stock options within 60 days as of July 31, 1996.

<F4> Messrs. Allen F. Peat and Randall L. Peat were parties to a
     Shareholder and Voting Trust Agreement entered into in 1986 pursuant to which Randall L. Peat deposited one-half of his shares with Allen F. Peat as trustee ("Trustee"). The term of the voting trust

                                      -5-
     expired on July 13, 1996. During the term, the Trustee was granted the exclusive right to vote the deposited shares, which totaled 233,350 shares, or approximately 8.14% of the issued and outstanding shares at July 31, 1996. The agreement also granted an option to the other party and to Manatron to purchase the shares if one of the parties died, became disabled, terminated employment with Manatron, or sought to dispose of his shares. The address of the voting trust was 2970 South 9th Street, Kalamazoo, Michigan 49009.

<F5> Messrs. Gene Bledsoe, Randall L. Peat, and Paul R. Sylvester are
     members of the Administrative Committee of the Manatron, Inc.
     Salary Deferral and Employee Stock Ownership Plan (the "Plan").
     Paul R. Sylvester, President, Chief Executive Officer, Chief Financial Officer, and director of the Company, is the trustee of the ESOP portion of the Plan and holds the shares of Common
     Stock for the ESOP. The Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to individual accounts. Each of the members of the Committee disclaims beneficial ownership of shares held by the ESOP (except any shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the Committee as individuals unless the shares have been allocated to the person's account under the ESOP. As of July 31, 1996, 14,284 shares have been allocated to participants and 128,574 shares have not yet been allocated under the ESOP.

                            BOARD OF DIRECTORS


         The Company's Board of Directors consists of 10 directors, three of whom are standing for reelection. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of each class expiring at the Annual Meeting of Shareholders in each successive year.

         Biographical information is presented below for each person who either is nominated for election as a director at the 1996 annual meeting or is continuing as an incumbent director. Unless otherwise noted, each director and nominee for director has had the same principal employment for the last five years.







                                      -6-
              NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

         RANDALL L. PEAT (age 48) has been a director since 1972. Mr. Peat, a co-founder of the Company, became Chairman of the Board of Directors on October 17, 1995. Mr. Peat previously held the position of President of the Company's Judicial Information Systems Division. Mr. Peat is the brother of Allen F. Peat, a director of the Company, and is the uncle of Douglas L. Peat, Executive Vice President and director of the Company.

         PAUL R. SYLVESTER (age 37) has been a director since 1987. Mr. Sylvester became President and Chief Executive Officer of the Company on March 1, 1996, and has served as its Vice President - Finance and Chief Financial Officer since 1987. Mr. Sylvester has also been the Company's Treasurer since 1993.

         STEPHEN C. WATERBURY (age 46) has been a director since 1991. Mr. Waterbury is a Partner at the law firm of Warner Norcross & Judd LLP located in Grand Rapids, Michigan.


              INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1998

         GENE BLEDSOE (age 50) has been a director since 1993. Mr. Bledsoe has been the Managing Partner of the Casal Group since 1985, a computer industry marketing services and management consulting firm based in Dallas, Texas. Mr. Bledsoe also served as the Company's interim President and Chief Executive Officer from October 17, 1995, through February 29, 1996.

         JANE M. RIX (age 48) has been a director and the Company's Secretary since 1993. Ms. Rix, who has been with the Company since 1977, is primarily responsible for purchasing and total quality management in addition to her Corporate Secretary duties.

         ALLEN F. PEAT (age 60) has been a director since 1972. Mr. Peat, a co-founder of the Company, served as the Company's Chairman of the Board, President, and Chief Executive Officer until October 17, 1995. Mr. Peat is the brother of Randall L. Peat, Chairman of the Board of Directors of the Company, and is the father of Douglas A. Peat, Executive Vice President and director of the Company.

         HARRY C. VORYS (age 71) has been a director since 1986. Prior to his retirement in July 1990, Mr. Vorys was an Executive Vice President and Director of Citizens Trust and Savings Bank of South Haven, Michigan, which has since been merged into Shoreline Bank. Mr. Vorys is currently a Director of Shoreline Financial Corporation, the holding company for Shoreline Bank.



                                      -7-
              INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1997

         DOUGLAS A. PEAT (age 34) has been a director since 1991. Mr. Peat is a regional Vice President who is primarily responsible for sales and customer service in the State of Michigan. Mr. Peat was appointed Executive Vice President on October 6, 1994, and has been employed by the Company in various other sales and marketing positions since 1985. Mr. Peat is the son of Allen F. Peat, a director of the Company, and is the nephew of Randall L. Peat, Chairman of the Board of Directors of the Company.

         RICHARD J. HOLLOMAN (age 42) has been a director since 1992.
Mr. Holloman founded Specialized Data Systems, Inc., ("SDS") in 1980 and served as its President until April 1995. Mr. Holloman became a director of the Company in March 1992 when Manatron acquired SDS. Mr. Holloman is currently Vice President of Administration and Marketing for Vision Software, Inc. ("Vision") located in Wilmington, North Carolina. Vision designs, develops, and distributes Emergency 911 and public safety software and related services to local governments nationwide. In addition, Mr. Holloman is the President and owner of Specialized Appraisal Services, a small mass appraisal company located in Greenville, North Carolina.

         MELVIN J. TRUMBLE (age 54) has been a director since 1994.
Mr. Trumble is Senior Vice President of the Company's Appraisal Division, formerly Sabre Systems and Services ("Sabre"), which the Company acquired in November 1994. Prior to the acquisition, Mr. Trumble served as the General Manager of Sabre's real estate appraisal, mapping, and systems business.


                       BOARD COMMITTEES AND MEETINGS


         The Company's Board of Directors, which is responsible for the overall management of the business and affairs of the Company, held five meetings since the last annual meeting of shareholders. Each director attended 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of committee meetings of which they were members. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, the Nominating Committee, and the Executive Committee. The members of each committee are appointed by the Board of Directors.

         AUDIT COMMITTEE. The Audit Committee is responsible for (i) recommending to the Board of Directors the selection of independent auditors; (ii) reviewing and approving the scope of the yearly audit plan and proposed budget for audit fees; (iii) reviewing the results of the annual audit with the independent auditors; (iv) reviewing the Company's


                                      -8-
internal controls with the independent auditors; (v) reviewing the recommendations of independent auditors for accounting or operational improvements; (vi) reviewing nonaudit services and special engagements to be performed by the independent auditors; and (vii) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. Messrs. Gene Bledsoe, Harry C. Vorys, and Stephen C. Waterbury are members of the Audit Committee. The Audit Committee met once since the last annual meeting of shareholders.

         COMPENSATION COMMITTEE. The responsibilities of the Compensation Committee include (i) recommending the cash and other incentive compensation, if any, to be paid to the Company's executive officers; and
(ii) reviewing awards under stock-based compensation plans approved by the Stock Option Plan Committee. The Compensation Committee consists of Messrs. Harry C. Vorys (Chairman), Gene Bledsoe, and Stephen C. Waterbury. The Compensation Committee met four times since the last annual meeting of shareholders.

         STOCK OPTION COMMITTEE. The Stock Option Committee is responsible for (i) the administration and award of stock options and restricted stock under the Company's stock plans; and (ii) reviewing all material proposed option plan changes. In addition, the Stock Option Plan Committee determines the key employees to whom options will be granted, the number of shares covered by each option, the exercise price of each option and other matters associated with option awards. Messrs. Harry C. Vorys and Stephen C. Waterbury are members of the Stock Option Committee.
The committee met two times since the last annual meeting of shareholders.

         NOMINATING COMMITTEE. The Nominating Committee considers and evaluates the qualifications of potential candidates for the Board of Directors and recommends appropriate candidates to the full Board of Directors. The Nominating Committee consists of Messrs. Gene Bledsoe, Harry C. Vorys, and Stephen C. Waterbury. The committee met once since the last annual meeting of shareholders. The Nominating Committee will consider candidates suggested by shareholders for nomination to the Board of Directors. A shareholder wishing to make a suggestion should submit that suggestion in writing to Mr. Randall L. Peat, Chairman of the Board of Directors.

         EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise the powers of the Board of Directors in managing the Company's business affairs and property during intervals between meetings of the Board of Directors. The Executive Committee consists of Messrs. Gene Bledsoe, Randall L. Peat, and Paul R. Sylvester. The committee met once since the last annual meeting of shareholders.




                                      -9-
                         COMPENSATION OF DIRECTORS


         Nonemployee directors receive a $5,000 annual retainer fee plus compensation in accordance with the following: $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each committee meeting. Directors who are also employees of the Company or its subsidiaries receive no annual retainer and are not compensated for attendance at board or committee meetings.

         Under the terms of the Company's 1989 Stock Option Plan, each nonemployee director serving on the Board of Directors on October 3, 1991, was granted an option to purchase 1,000 shares of Common Stock for each full year of service as a director. After that date, each nonemployee director who has served a full year of service as a director receives an additional option for 1,000 shares of Common Stock issued as of the date of the Annual Meeting of Shareholders each year. The per share exercise price of the options granted to directors is 100% of the market value of the Common Stock on the date each option is granted. The term of each option may not exceed 10 years.


                          EXECUTIVE COMPENSATION


         The following table sets forth certain information concerning the compensation earned during each of the last three years in the fiscal year ended April 30, 1996, by the Company's current, interim, and former Chief Executive Officer and all other officers whose salary and bonus for the fiscal year ended April 30, 1996, equaled $100,000 or more ("Named Executive Officers"):

                                             SUMMARY COMPENSATION TABLE
                                                                      LONG-TERM COMPENSATION
                                               ANNUAL COMPENSATION             AWARDS
                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL                                                      OPTIONS        COMPENSATION
           POSITION                 YEAR      SALARY            BONUS           <F1>             <F2>
Paul R. Sylvester                   1996     $ 99,167          $15,000         70,000          $  9,016<F4>
President, Chief                    1995       88,015           10,000         22,062             1,978<F5>
  Executive Officer and             1994       75,173            6,475         16,012             1,496
  Chief Financial Officer<F3>

Gene Bledsoe                        1996       51,500<F7>           --          1,000                --
Interim President and
  Chief Executive Officer<F6>

                                    -10-
Allen F. Peat, former               1996       89,923           40,000         27,863           372,469<F9>
Chairman of the                     1995      140,907           80,000         10,500             6,500
  Board, President,                 1994      107,719           15,000         22,050             6,700
  and Chief Executive
  Officer<F8>

Melvin J. Trumble                   1996      105,000               --         30,000             2,335<F11>
Senior Vice President               1995       54,350               --         30,000               454
  of Property Systems for
  Sabre Systems and
  Services Division<F10>
___________________________

<F1> The number of shares subject to stock options has been adjusted to reflect the 5% stock dividends distributed on November 18, 1994 and November 19, 1993.

<F2> All other compensation for the year ended April 30, 1996, includes:
     (i) Company matching contributions under the Company's profit sharing and 401(k) plan of $1,464 for Mr. Paul R. Sylvester and $1,828 for Mr. Allen F. Peat; and (ii) amounts paid by the Company for life insurance of $472 for Mr. Paul R. Sylvester and $4,700 for Mr. Allen F. Peat.

<F3> The information listed for Mr. Paul R. Sylvester for fiscal 1996 covers compensation paid to him by the Company for service as Chief Financial Officer from May 1, 1995, to February 29, 1996, and amounts for service as President, Chief Executive Officer, and Chief Financial Officer from March 1, 1996, to April 30, 1996.

<F4> This amount includes $7,080 paid by the Company for accrued but unused vacation.

<F5> This amount includes $274 paid by the Company for accrued but unused vacation.

<F6> Mr. Gene Bledsoe served as Interim President and Chief Executive
     Officer of the Company from October 18, 1995 until February 29, 1996. Mr. Paul R. Sylvester was appointed President and Chief Executive Officer of the Company on March 1, 1996.

<F7> For his service as Interim President and Chief Executive Officer,
     Mr. Gene Bledsoe earned $51,500, of which half of the amount was paid in cash and half in Company stock based upon a price of $1.63 per share.

<F8> The information listed for Mr. Allen F. Peat for fiscal 1996 covers compensation paid to him by the Company for service as President and Chief Executive Officer from May 1, 1995, to October 17, 1995.



                                      -11-
<F9> Includes $365,941 paid to Mr. Allen F. Peat in connection with his retirement from the Company. This amount includes a severance payment of $240,000, other deferred compensation payments of $73,846, a forgiven debt of $45,333, and a Company car valued at $6,762.

<F10> The Company acquired Sabre Systems and Service on November 11, 1994, and thus no compensation was paid by the Company to Mr. Melvin J. Trumble in fiscal 1994.

<F11> This amount includes $1,010 paid by the Company for accrued but unused vacation

                     OPTION GRANTS IN LAST FISCAL YEAR

         The Company's stock option plans are administered by the Stock Option Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares subject to each option, and the form of consideration that may be paid upon the exercise of an option.

         The following table sets forth the stock options granted to the Company's current, interim, and former Chief Executive Officer and the named executive officers during fiscal year 1996:

                          INDIVIDUAL GRANTS
                                    PERCENT OF
                                      TOTAL
                       NUMBER OF     OPTIONS                                 POTENTIAL REALIZABLE VALUE
                       SECURITIES   GRANTED TO                                 AT ASSUMED ANNUAL RATES
                       UNDERLYING    EMPLOYEES   EXERCISE                    OF STOCK PRICE APPRECIATION
                        OPTIONS      IN FISCAL   PRICE PER     EXPIRATION          FOR OPTION TERM
       NAME           GRANTED<F1>    YEAR<F2>      SHARE          DATE          0%        5%         10%
Paul R. Sylvester        70,000       17.14%      $1.63         02-28-06      $ 0      $71,540    $181,286

Gene Bledsoe              1,000        0.24        2.88         10-12-05        0        1,808       4,582

Melvin J. Trumble        30,000        7.34        1.63         02-28-06        0       30,660      77,694
_______________

<F1> On October 11, 1995, and February 29, 1996, the Company granted certain of its executive officers options to purchase shares of the Company's Common Stock over a ten year period pursuant to the 1995 Long-Term Incentive Plan. Executive officers are entitled to exercise their options at a price determined by the Stock Option Committee, which is

                                      -12-
     equal to 100% of the market value of the Company's Common Stock on the date of grant, or 110% of market value for holders of more than 10% of the Company's Common Stock. Options may be subject to a vesting schedule or may become exercisable immediately after grant.

<F2> The Company granted options representing 408,500 shares to employees during fiscal 1996.

          The following table sets forth the total number of options exercised by the current, interim, and former Chief Executive Officer and the Named Executive Officers as of April 30, 1996:

                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTION VALUES
                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING
                                                       UNEXERCISED
                         NUMBER OF                       OPTIONS
                           SHARES     VALUE          AT FISCAL YEAR-
                        ACQUIRED ON  REALIZED              END
       NAME               EXERCISE     <F1>    EXERCISABLE    UNEXERCISABLE
Paul R. Sylvester           5,787      $5,064     30,000          40,000

Gene Bledsoe                   --          --      2,050              --

Allen F. Peat                  --          --     27,863              --

Melvin J. Trumble              --          --     10,000          20,000
_______________

<F1> Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.









                                      -13-
          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee develops compensation policies for the Company and evaluates annual salaries and incentive compensation plans for the executive officers. It also reviews awards under certain stock-based compensation plans as approved by the Stock Option Plan Committee. The Committee submits its recommendations on such matters to the full Board of Directors for ratification. The Committee consists of three directors, none of whom is a current or former employee of the Company.

COMPENSATION PHILOSOPHY

          The Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Committee's policies are designed to achieve four primary objectives: (i) align management's compensation with the Company's achievement of annual and long-term performance goals; (ii) reward above average performance by the Company; (iii) recognize individual initiative and achievement; and (iv) assist the Company in attracting and retaining quality executive officers. The Committee believes that a substantial portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.

          Manatron's basic compensation policies are designed to enhance shareholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its Common Stock. The Company's executive compensation policies also seek to align the interests of executive officers and other key employees with the interests of shareholders through stock ownership. The Committee believes that it is in the Company's best interest to generate rewards for senior executives and key employees, which may result in above-average performance measured in terms of profit growth and total shareholder return.

          Executive officer compensation is comprised of three primary components: a base salary and benefits, an annual performance bonus, and participation in stock option plans. Each component of compensation is designed to accomplish one or more of the compensation objectives. Benefits offered to executive officers include participation in the Manatron, Inc. Salary Deferral and Employee Stock Ownership Plan, which covers substantially all employees, the Employee Stock Purchase Plan, and the Company's various health, life, and disability insurance benefit plans.

          Congress has amended the Internal Revenue Code of 1986, to add
Section 162(m) which provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its

                                      -14-
executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in fiscal year 1997 or in future years by reason of awards granted in fiscal year 1997.

BASE SALARY

          The Company seeks to attract and retain well-qualified executives by providing base salaries and benefit packages at levels which are considered to be competitive. In setting the base salaries of the Company's executive officers, the Committee considers the skill and experience required by an individual's position, job performance,
accountability and tenure.   Although the Committee refers to base salaries
at other comparable companies to help establish guidelines, the Company's current operating performance is considered most important in determining the base salaries of management.

          The Committee believes current base salaries for executive officers have not kept pace with and are below average for executives in similar positions. It is the Committee's intention to increase base salaries of officers to more competitive levels as profits improve. Nonetheless, incentive compensation based upon criteria designed to reward executives for performance which enhances shareholder value will continue to represent a substantial percentage of potential executive compensation.

          In general, the Company adjusts executive officer salaries on an annual basis. The annual adjustments are determined by considering the Company's performance, each officer's performance, any increased responsibilities of the officer, and current economic conditions.

ANNUAL BONUS PLAN

          To provide incentives and rewards for achievement of short-term individual and Company goals, the Company had a discretionary annual bonus program for key employees which was a key component of officer compensation. In fiscal 1996, the Committee awarded Mr. Paul R. Sylvester a bonus of $15,000 and Mr. Allen F. Peat a bonus of $40,000.

          The Committee intends to implement a formal, written annual bonus plan for fiscal 1997.

STOCK OPTIONS

          The Stock Option Committee of the Board of Directors periodically grants stock options to executive officers of the Company. These stock options provide the recipient the right to acquire shares of the Company's Common Stock at fair market value on the date of grant. The options generally become exercisable immediately after the date of grant and expire five to ten years following the date of grant. The number of shares

                                      -15-
covered by each grant is designed to provide the executive officers a substantial incentive to operate the business from the perspective of an owner, thereby closely aligning their interests to those of the Company's shareholders.

          Although the Committee believes that stock ownership by executive officers and other key employees is beneficial, the Company currently has no target ownership level for Common Stock holdings by officers. The Stock Option Committee generally does not take into account in its decisions the amount and value of options currently held by the officer. In fiscal 1996, the Stock Option Committee awarded incentive stock options for an aggregate of 101,000 shares to the four Named Executive Officers. The exercise prices of these options ranged between $1.63 to $2.88 per share.

CHIEF EXECUTIVE OFFICER COMPENSATION

          The Committee considers current operating performance to be a key determinant in establishing the base salary of the Chief Executive Officer. The Committee also considers the individual's performance, skill and experience, accountability, length of service and current economic conditions. The Committee also believes that incentive compensation, designed to reward performance, should represent a significant percentage of the Chief Executive Officer's potential compensation.

          Mr. Paul R. Sylvester was appointed President and Chief Executive Officer on March 1, 1996. Mr. Sylvester received compensation of $20,000 for his service as Chief Executive Officer from March 1, 1996 to April 30, 1996.

          Mr. Gene Bledsoe served as Interim President and Chief Executive Officer of the Company from October 18, 1995 until February 29, 1996. For his service to the Company, Mr. Bledsoe earned $51,500, of which half of the amount was paid half in cash and half in Company stock based upon a price of $1.63 per share.

          Mr. Allen F. Peat served as President and Chief Executive Officer of the Company from May 1, 1995 until his retirement on October 17, 1995. Mr. Peat received compensation of $137,236 for his service in fiscal 1996.
The Company executed an agreement with Mr. Peat on October 17, 1995, which is further described in this Proxy Statement under the heading "Employment Agreements, Termination of Employment and Change in Control Agreements."

          All recommendations of the Committee attributable to compensation in the 1996 fiscal year were unanimous and were approved and adopted by the Board of Directors without modification.

          The Committee welcomes written comment from the Company's shareholders concerning its compensation programs. Comments should be marked "personal and confidential" and addressed to the Compensation


                                      -16-
Committee of the Board of Directors, Manatron, Inc., 2970 South 9th Street, Kalamazoo, Michigan 49009.


                              Respectfully submitted,

                              Gene Bledsoe
                              Harry C. Vorys
                              Stephen C. Waterbury










































                                      -17-
           EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                        CHANGE IN CONTROL ARRANGEMENTS


          MR. ALLEN F. PEAT'S AGREEMENTS. On July 17, 1986, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Allen F. Peat to employ him as President and Chief Executive Officer until July 16, 2000. The Employment Agreement provided for, among other things, a monthly salary, annual bonus, and other fringe benefits, as determined from time to time by the Board of Directors. For any given year, it was intended that Mr. Peat's monthly salary and fringe benefits would not be less than those received in the prior year. Mr. Peat's annual bonus was determined in accordance with a formula approved by the Board of Directors, which could not exceed 60% of his annual salary.

          Effective October 17, 1995, the Company and Mr. Peat entered into an agreement setting forth the terms pursuant to which Mr. Peat retired as Chairman, President, and Chief Executive Officer
(the "Agreement"). The Agreement terminated Mr. Peat's Employment Agreement and provided for severance compensation, deferred compensation, and other payments totaling approximately $1.3 million to be paid through December 1999.

          Mr. Peat retains all rights of a retired employee of Manatron under Manatron's existing 401(k) plan, employee stock plan, and other qualified benefit plans, if any.

          The Agreement contains standstill provisions restricting Mr. Peat's ability to (i) acquire the Company's Common Stock; (ii) acquire control of the Company; (iii) solicit proxies for particular purposes; (iv) subject his shares to a voting trust or similar agreement; and (v) participate in or encourage a group which seeks to acquire, hold, or dispose of the Company's Common Stock. Notwithstanding the above standstill provisions, Mr. Peat is free to vote his existing shares as he determines and to dispose of any of the existing shares. Any transferee of Mr. Peat's shares shall take such shares free of the restriction imposed by the Agreement.

          The Agreement did not affect Mr. Peat's service as a director and Mr. Peat has not resigned as a director of Manatron and will receive, during his term as a director, director's fees and other benefits comparable to the fees and benefits paid to outside directors who are not and have not been employees of Manatron.








                                      -18-
        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


          The Company's Compensation Committee is composed of Gene Bledsoe, Harry C. Vorys, and Stephen C. Waterbury. Stephen C. Waterbury is a Partner in the law firm of Warner Norcross & Judd LLP, and Gene Bledsoe is the Managing Partner of the Casal Group, a computer industry marketing services and management consulting firm. The services of these firms were utilized by the Company in fiscal year 1996 and the Company intends to continue to use these firms in fiscal year 1997.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          The Company is leasing its office in Greenville, North Carolina under a five-year agreement expiring on July 31, 1999, consisting of approximately 4,700 sq. ft., from HBH Partnership, of which Richard J. Holloman, former President of SDS and a director of the Company, is a one-third owner, for approximately $4,000 per month. HBH Partnership is responsible for taxes, maintenance, and insurance on the leased property.

          The term of this lease was not negotiated at arm's-length and may be deemed to involve a conflict of interest. However, in the opinion of management, the terms are at least as favorable to the Company as the terms which would be available to the Company in an arm's-length transaction.

          On June 29, 1995, the Company's ESOP purchased 142,858 shares of Common Stock from Allen F. Peat, former Chairman of the Board, President, and Chief Executive Officer for $3.50 per share, which approximated market value on that date. The ESOP borrowed $500,000 from a bank to finance the stock purchase. The Company has guaranteed the ESOP's loan and is obligated to make contributions sufficient to enable the ESOP to repay the loan, including interest. The loan is repayable in quarterly installments of $25,000, plus interest at the bank's prime rate. As of April 30, 1996, $425,000 remained outstanding under the loan agreement.

          The Company has made two loans to Paul R. Sylvester, President, Chief Executive Officer and Chief Financial Officer, totaling $111,250, and two loans to Douglas A. Peat, Executive Vice President, totaling $111,250. The proceeds of the loans for each individual were used to purchase shares of Company Common Stock. Messrs. Sylvester and Peat are obligated to repay the full amount of the first loan of $50,000 without interest on March 1, 1998, unless the loan becomes due earlier. Messrs. Sylvester and Peat are obligated to repay the full amount of their respective loans of $61,250 without interest on September 1, 1999, unless the loans become due earlier. Each of the loans becomes due before their respective repayment dates if Messrs. Sylvester or Peat sell the Common Stock purchased with the proceeds of the respective loan.



                                      -19-
                          STOCK PERFORMANCE GRAPH


          The following graph compares the cumulative total shareholder return on Manatron Common Stock to the Standard & Poor's 500 Stock Index and an industry index comprised of the common stock of nine companies in the computer software industry (the "Peer Group"), assuming an investment of $100 over a five-year period ended April 30, 1996, using 1991 as a base period. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The Peer Group was selected by the Company and includes the companies listed in the footnotes to the graph below. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN











                                  [GRAPH]













________________________

* The Peer Group includes Barrister Information Systems Corp.; Bolt, Beranek & Newman, Inc.; Business Records Corporation; Cerner Corp.; Computrac, Inc.; Microlog Corp.; Symix Systems I; Alpha Technologies, Inc.; and Systems & Computer Technology Corp.

                                      -20-
          The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                      1991        1992        1993        1994        1995        1996
Manatron             $100.00     $163.11     $121.54     $203.07     $158.38     $ 79.19
S & P 500             100.00      114.03      124.56      131.19      154.10      200.66
Peer Index            100.00      127.65      178.84      302.66      412.92      422.85

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Exchange Act requires the Company's directors and officers and persons owning greater than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers, and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1996 fiscal year, the Company believes that its directors and officers complied with all applicable reporting and filing requirements during the Company's last fiscal year.


                           SELECTION OF AUDITORS


         The Company selected Arthur Andersen LLP, independent auditors, as its principal auditors for fiscal year 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, will be provided with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Consistent with its past practice, the Company expects to finalize the selection of its principal auditors for its 1997 fiscal year financial audit prior to December 31, 1996.


                           SHAREHOLDER PROPOSALS


         Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than May 12, 1997, to be considered for inclusion in the proxy statement and



                                      -21-
form of proxy relating to that meeting. Shareholder proposals should be made in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, and should be addressed to Secretary of Manatron, Inc., 2970 South 9th Street, Kalamazoo, Michigan 49009.


                          SOLICITATION OF PROXIES


         The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees, or other nominees for forwarding proxy materials to beneficial owners. Solicitation of proxies will be made initially by mail. In addition, directors, officers, and employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials or otherwise communicate with beneficial owners of shares held by them. The Company has retained Corporate Investor Communications, Inc. at an estimated cost of $2,000, plus expenses and disbursements, to assist in the solicitation of proxies.


                                  By Order of the Board of Directors


                                  /S/ JANE M. RIX


Kalamazoo, Michigan               Jane M. Rix
September 9, 1996                 Secretary





















                                      -22-
                                  [FRONT]
PROXY                                                                 PROXY

                              MANATRON, INC.
                           2970 SOUTH 9TH STREET
                         KALAMAZOO, MICHIGAN 49009

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder hereby appoints GENE BLEDSOE, RANDALL L. PEAT, and PAUL R. SYLVESTER, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Manatron, Inc. that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, on Thursday, October 10, 1996, at 4 p.m., and any adjournment of that meeting.

          IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                    PLEASE SIGN, DATE, AND RETURN THIS
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)






















                       A-1
                                  [BACK]

                              MANATRON, INC.

PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1.   ELECTION OF DIRECTORS
     Nominees:  Randall L. Peat,
                Paul R. Sylvester,
                and Stephen C. Waterbury                            For All
                                                  For    Withheld   Except

     (INSTRUCTION:  TO WITHHOLD AUTHORITY
     TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE THROUGH THAT NOMINEE'S NAME IN
     THE LIST ABOVE.)                             [ ]       [ ]       [ ]

     Your Board of Directors Recommends that
       You Vote FOR ALL NOMINEES



                                             Dated: _________________, 1996

                                             ______________________________

                                             ______________________________
                                             Signature of Shareholder(s)

                                             IMPORTANT -- Please sign
                                             exactly as your name(s)
                                             appears on this Proxy.  When
                                             signing on behalf of a
                                             corporation, partnership,
                                             estate, or trust, indicate
                                             title or capacity of person
                                             signing.  IF SHARES ARE HELD
                                             JOINTLY, EACH HOLDER SHOULD
                                             SIGN.












                       A-2